Exhibit 99.3

CITIZENS BANCSHARES COMPANY

UNAUDITED CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2022 AND DECEMBER 31, 2021

(Dollars in thousands)

	September 30, 2022	December 31, 2021

Assets
Cash and due from banks	$257,081	$248,448
Securities available for sale	228,710	208,759
Loans, net	453,069	465,348
Cash surrender value of life insurance	21,622	21,295
Premises and equipment, net	14,135	14,705
Accrued interest receivable	2,896	2,116
Other real estate owned	6,428	7,383
Federal Home Loan Bank stock	1,174	1,183
Deferred income taxes, net	6,849	5,047
Other assets	6,930	6,832
TOTAL ASSETS	$998,894	$981,116

Liabilities and Stockholders' Equity
Deposits
Non-interest bearing	$211,366	$251,586
NOW, money market, and savings	535,285	456,384
Certificates of deposit	122,052	135,492
Total deposits	868,703	843,462
Securities sold under agreement to repurchase	29,444	27,621
Accrued interest payable	67	80
Other liabilities	5,673	6,304
TOTAL LIABILITIES	903,887	877,467

Common stock, $0.01 par value; 5,000,000 shares authorized; 2,561,600 shares issued; 2,346,915 shares outstanding September 30, 2022 and December 31, 2021, respectively	26	26
Additional paid-in capital	8,832	8,832
Retained earnings	101,510	97,798
Treasury stock, at cost (September 30, 2022 and December 31, 2021, 214,685 shares)	(4,900)	(4,900)
Accumulated other comprehensive (loss) income	(10,461)	1,893
TOTAL STOCKHOLDERS' EQUITY	95,007	103,649
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$998,894	$981,116

CITIZENS BANCSHARES COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

NINE MONTHS ENDED SEPTEMBER 30, 2022 AND SEPTEMBER 30, 2021

(Dollars in thousands)

	Nine Months ended
	September 30, 2022	September 30, 2021

Interest Income:
Loans, including fees	$16,100	$16,799
Securities	3,937	2,340
Federal funds sold and other	1,771	232
TOTAL INTEREST INCOME	21,808	19,371
Interest Expense:
Deposits	1,414	1,280
Securities sold under agreement to repurchase and federal funds purchased	99	28
Other borrowings	9	473
TOTAL INTEREST EXPENSE	1,522	1,781
NET INTEREST INCOME	20,286	17,590
Provision for loan losses	51	(1,927)
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	20,235	19,517
Noninterest income:
Service charges and fees	2,210	1,912
Wealth Management fees	1,613	1,730
Net gain on sale of securities	-	1,835
Net gain on sale of premises and equipment	72	35
Net gain on sale of other real estate	43	-
Increase in cash surrender value of life insurance	327	827
Other income	3,381	2,782
TOTAL NONINTEREST INCOME	7,646	9,121
Noninterest expense:
Salaries and employee benefits	10,743	10,624
Occupancy	3,590	3,826
FDIC assessments	235	310
Expenses on other real estate owned	132	502
Professional fees	527	377
Telephone, postage, and delivery	583	675
Advertising and marketing	283	225
Office supplies	93	107
Other operating expense	3,894	4,422
TOTAL NONINTEREST EXPENSE	20,080	21,068
INCOME BEFORE INCOME TAXES	7,801	7,570
Income Taxes	1,743	1,572
NET INCOME	$6,058	$5,998

CITIZENS BANCSHARES COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

NINE MONTHS ENDED SEPTEMBER 30, 2022 AND SEPTEMBER 30, 2021

(Dollars in thousands)

	Nine months ended
	September 30, 2022	September 30, 2021

Net Income	$6,058	$5,998
Other comprehensive income (loss):
Unrealized holding losses arising during the period before tax	(16,448)	(3,476)
Tax benefit related to other comprehensive loss	4,094	865
Other comprehensive loss, net of tax	(12,354)	(2,611)
Comprehensive (Loss) Income	$(6,296)	$3,387

CITIZENS BANCSHARES COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

NINE MONTHS ENDED SEPTEMBER 30, 2022 AND SEPTEMBER 30, 2021

(Dollars in thousands)

	For the nine months ended September 30, 2021
		Additional			Accumulated Other	Total
	Common	Paid-In	Retained	Treasury	Comprehensive	Stockholders'
	Stock	Capital	Earnings	Stock	Income (Loss)	Equity

BALANCE AS OF DECEMBER 31, 2020	$26	$8,832	$91,083	$(4,900)	$5,578	$100,619
Net Income	-	-	5,998	-	-	5,998
Other comprehensive loss	-	-	-	-	(2,611)	(2,611)
BALANCE AS OF SEPTEMBER 30, 2021	$26	$8,832	$97,081	$(4,900)	$2,967	$104,006

	For the nine months ended September 30, 2022
		Additional			Accumulated Other	Total
	Common	Paid-In	Retained	Treasury	Comprehensive	Stockholders'
	Stock	Capital	Earnings	Stock	Income (Loss)	Equity

BALANCE AS OF DECEMBER 31, 2021	$26	$8,832	$97,798	$(4,900)	$1,893	$103,649
Net Income	-	-	6,058	-	-	6,058
Other comprehensive loss	-	-	-	-	(12,354)	(12,354)
Dividend	-	-	(2,346)	-	-	(2,346)
BALANCE AS OF SEPTEMBER 30, 2022	$26	$8,832	$101,510	$(4,900)	$(10,461)	$95,007

CITIZENS BANCSHARES COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOW

NINE MONTHS ENDED SEPTEMBER 30, 2022 AND SEPTEMBER 30, 2021

(Dollars in thousands)

	Nine months ended
	September 30,
	2022	2021

Cash Flows From Operating Activities:
Net Income	$6,058	$5,998
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	966	1,084
Provision for loan losses	51	(1,927)
Net gain on sale of other real estate	(43)	-
Write down on other real estate	-	350
Amortization of core deposit intangible	44	44
Net gain on sale of premises and equipment	(72)	(35)
Amortization of deferred loan origination costs, net of fees	(40)	(946)
Net amortization of securities	521	267
Net gain on sale of securities	-	(1,835)
Increase in cash surrender value of life insurance	(327)	(326)
Gain on redemption of life insurance	-	822
Deferred income taxes	2,292	954
Net increase in accrued interest receivable and other assets	(922)	(1,308)
Net decrease in accrued interest payable and other liabilities	(644)	(380)
Net cash provided by operating activities	7,884	2,762

Cash flows from investing activities:
Securities available for sale:
Purchases	(55,651)	-
Maturities, prepayments, and calls	18,731	22,393
Proceeds from sales	-	21,790
Net decrease in loans	12,270	32,309
Proceeds from sales of other real estate	998	-
Net change in Federal Home Loan Bank stock	9	(109)
Purchase of premises and equipment	(470)	(590)
Proceeds from sale of premises and equipment	144	2,867
Net cash (used in) provided by investing activities	(23,969)	78,660

Cash flows from financing activities:
Net increase in deposits	25,241	33,887
Net increase in securities sold under agreement to repurchase	1,823	823

Repayment of note payable	-	(12,500)
Dividends paid on common stock	(2,346)	-
Net cash provided by financing activities	24,718	22,210

Net increase in cash and due from banks	$8,633	$103,632

Beginning cash and due from banks	248,448	196,163

Ending cash and due from banks	$257,081	$299,795

Supplemental Information
Interest paid	$1,535	$1,697
Income taxes paid, net	828	228